Exhibit 99.2

Houghton Mifflin Harcourt Updates Outlook to Reflect Completed Riverside Divestiture

BOSTON – Oct. 5, 2018 – Global learning company Houghton Mifflin Harcourt (HMH) (Nasdaq: HMHC) on Monday, October 1, 2018, completed its previously announced agreement to divest its Riverside clinical and standardized testing (Riverside) portfolio to private equity firm Alpine Investors for a purchase price of $140 million. Net proceeds to HMH were approximately $135 million after transaction fees.

The completion of the transaction enables HMH to sharpen its focus on developing and delivering next generation K-12 classroom offerings rooted in learning science that seamlessly combine teacher support, data-driven instructional practices, intervention solutions and focused content architecture to accelerate growth for all learners.

As stated at the time of announcement, HMH plans to invest the net proceeds in its Extensions businesses, supporting its overarching strategy to create integrated solutions and improve student outcomes.

New 2018 Outlook Reflecting Divestiture

As a result of the transaction, HMH revised its outlook for 2018. The Company’s outlook for its continuing operations is unchanged, and the revision reflects changes resulting from the transaction only. HMH now expects 2018 net sales to be in a range of $1.270 to $1.350 billion and billings to be in the range of $1.285 to $1.365 billion. Content development spend for 2018 is expected to be in the range of $117 to $142 million, with total capital expenditures including non-plate capital expenditures in the range of $174 to $199 million. HMH continues to expect 2018 free cash flow from continuing operations to be negative (but improved from 2017 free cash flow from continuing operations) at the midpoint of the revised billings guidance range. In 2017, giving pro forma effect to the transaction as if it had occurred on January 1, 2017, HMH’s adjusted fixed and variable costs as a percentage of billings were 48% and 39%, respectively. For 2018, the Company expects its adjusted fixed and variable costs as a percentage of billings to be comparable to pro forma 2017 adjusted costs at the midpoint of the revised billings guidance range.

About Houghton Mifflin Harcourt

Houghton Mifflin Harcourt (NASDAQ:HMHC) is a global learning company committed to delivering integrated solutions that engage learners, empower educators and improve student outcomes. As a leading provider of K–12 core curriculum, supplemental and intervention solutions and professional learning services, HMH partners with educators and school districts to uncover solutions that unlock students’ potential and extend teachers’ capabilities. HMH serves more than 50 million students and 3 million educators in 150 countries, while its award-winning children’s books, novels, non-fiction, and reference titles are enjoyed by readers throughout the world. For more information, visit www.hmhco.com.

Use of Non-GAAP Financial Measures:

To provide additional insight into our performance we have presented free cash flow from continuing operations, which is defined as net cash from continuing operating activities minus capital expenditures. This measure is not prepared in accordance with GAAP. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for financial information prepared in accordance with GAAP. Management believes that the presentation of free cash flow from continuing operations provides useful information to our investors because management regularly reviews this measure as an important indicator of how much cash is generated by general business operations, excluding capital expenditures, and makes decisions based on it. Although we use this non-GAAP measure to assess our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure. Management is unable to present a quantitative reconciliation of free cash flow from continuing operations to the most directly comparable GAAP financial measure of net cash provided by operating activities because management cannot reliably predict all of the necessary components of such GAAP measure on a forward-looking basis.

Forward-Looking Statements

This news release contains certain statements that are not historical facts, including information regarding our intentions, beliefs or current expectations concerning, among other things, the expected impact of the transaction described above, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and potential business decisions. Those statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the results expressed in or implied by our forward-looking statements, including, but not limited to, changes in state and local education funding and/or related programs, legislation and procurement processes; adverse or worsening economic trends or the continuation of current economic conditions; changes in consumer demand for, and acceptance of, our products; industry cycles and trends; conditions and/or changes in the publishing industry; and other factors discussed in our news releases, public statements and/or filings with the U.S. Securities and Exchange Commission, including our most recent Annual and Quarterly Reports on Form 10-K and Form 10-Q. We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact

Investors

Brian S. Shipman, CFA

Senior Vice President, Investor Relations

(212) 592-1177

brian.shipman@hmhco.com

Media

Bianca Olson

Senior Vice President, Corporate Affairs

(617) 351-3841

bianca.olson@hmhco.com